CANADA BUSINESS CORPORATIONS ACT FORM 6 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES FORMULE 6 AVIS DES ADMINISTRATEURS OU AVIS DE CHANGEMENT DES ADMINISTRATEURS

1 - Name of Corporation - Dénomination de la société	2 - Corporation No. - No de la société

SUNCOR ENERGY INC.	241769-3

3 - The following persons became directors of this corporation:	Les personnes suivantes sont devenues administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur — April 26, 2007

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

NOT APPLICABLE

4 - The following persons ceased to be directors of this corporation:	Les personnes suivantes ont cessé d’être administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur — April 26, 2007

Name - Nom	Residential Address - Adresse résidentielle

JR SHAW	900, 630 Third Avenue S.W, Calgary, Alberta, Canada, T2P 4L4

5 - The directors of this corporation now are:	Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

See Schedule “A” attached hereto and forming a part hereof

Date	Signature	Description of Office - Description du poste

April 26, 2007	“JANICE B. ODEGAARD” JANICE B. ODEGAARD	Vice President, Associate General Counsel and Corporate Secretary

SCHEDULE “A” TO A NOTICE OF CHANGE OF DIRECTORS

OF SUNCOR ENERGY INC.

DATED THE 26TH DAY OF APRIL, 2007

5 - The directors of this corporation now are:	Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

BENSON, Mel E.	315 Rodeo Ridge Calgary, Alberta Canada T3Z 3G2	Management Consultant	Canadian

CANFIELD, Brian A.	289 Marine Drive,Box 1311 Point Roberts, Washington U.S.A. 98281	Executive	Canadian

DAVIES, Bryan P.	87 Old Mill Road Toronto, Ontario Canada M8X 1G9	Corporate Director	Canadian

FELESKY, Brian A.	5000, 150 Sixth Avenue S.W. Calgary, Alberta Canada T2P 3Y7	Lawyer	Canadian

FERGUSON, John T.	201, 11523 — 100 Avenue Edmonton, Alberta Canada T5K 0J8	Executive	Canadian

FORD, W. Douglas	3654 Highland Avenue Dowers Grove, Illinois U.S.A. 60515-1547	Executive	American

GEORGE, Richard L.	112 Fourth Avenue S.W., Box 38 Calgary, Alberta Canada T2P 2V5	Executive	Canadian/American

HUFF, John R.	11911 FM 529 Houston, Texas U.S.A. TX 77041	Engineer	American

McCAIG, M. Ann	5909 Elbow Drive S.W. Calgary, Alberta Canada T2V 1H7	Businesswoman	Canadian

O’BRIEN, Michael W.	Unit 33, 101 Armstrong Place Canmore, Alberta Canada T1W 3M2	Corporate Director	Canadian

THOMAS, Eira M.	Suite 860, 625 Howe Street Vancouver, British Columbia Canada V6C 2T6	Businesswoman	Canadian